Pursuant to Rule 424(b)(3)
Registration No. 333-111679

SUPPLEMENT TO PROSPECTUS

DATED JANUARY 29, 2004

PSYCHIATRIC SOLUTIONS, INC.

4,932,932 Shares

Common Stock

     The prospectus, dated January 29, 2004 (the “Prospectus”), to which this supplement, dated April 2, 2004, is attached (the “Supplement”), relates to the resale by the holders thereof of up to an aggregate of 4,891,502 shares of common stock, $.01 par value per share (“Common Stock”), of Psychiatric Solutions, Inc. (the “Company”) that are issuable upon the conversion of the Company’s series A convertible preferred stock and 41,430 shares of Common Stock that are held by certain of the selling stockholders. This Supplement together, with the Prospectus, is to be used by certain holders of Common Stock or by their transferees, pledgees, donees or their successors in connection with the offer and sale of Common Stock. You should read this Supplement in conjunction with the Prospectus. This Supplement is qualified by reference to the Prospectus except to the extent that the information in this Supplement supersedes the information contained in the Prospectus.

     The table appearing under the heading “Selling Stockholders” in the Prospectus is hereby amended and superseded in part by the information appearing in the table below.

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Oak Investment Partners X, Limited Partnership(2)
522 Fifth Avenue Fund LP	1,355	1,355	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager	15,588	15,588	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager - 04/01/03	427	427	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager - 01/01/04	1,068	1,068	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager	11,691	11,691	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager - 04/01/03	320	320	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager - 01/01/04	801	801	*
Asset Management Private Equity, L.P.	7,794	7,794	*
ATWILL CSFB Private Equity Partners, L.P.	3,897	3,897	*
Auda Ventures L.P.	7,794	7,794	*
BancBoston Investments Inc.	4,754	4,754	*
BAS Oak X, LLC	24,279	24,279	*
President and Trustees of Bates College	2,339	2,339	*
BM-CSAM Private Equity Fund, L.P.	3,897	3,897	*
Trustees of Boston University	2,339	2,339	*
BSC Venture Fund LLC	4,513	4,513	*
California Emerging Ventures II, LLC	19,485	19,485	*
Cambria Investors, LLC	779	779	*
Hamilton Lane–Carpenters Partnership Fund, L.P.	3,897	3,897	*
CDB Web Tech International L.P.	7,794	7,794	*
CGI Private Equity L.P. LLC	15,588	15,588	*
The Trustees of the Cheyne Walk Trust	3,897	3,897	*
Mellon Bank N.A., solely in its capacity as Custodian for The Children’s Hospital Foundation (as directed by The Children’s
Hospital Foundation), and not it its individual capacity	3,897	3,897	*
The Church Pension Fund	11,691	11,691	*
Citicorp Citigroup Investments	3,897	3,897	*
Citigroup Pension Plan	3,897	3,897	*
Commonfund Capital Partners 1999, L.P. By: Fairfield Partners 1999, its General Partner	195	195	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Commonfund Capital Venture Partners VI, L.P.	9,353	9,353	*
Constitution Liquidating Fund, L.P.	13,503	13,503	*
JPMorganChase Bank as directed Trustee for the Corning Incorporated Retirement Master Trust	5,846	5,846	*
Credit Suisse Global Post-Venture Capital Fund	1,169	1,169	*
Credit Suisse Trust — Global Post-Venture Capital Portfolio	1,169	1,169	*
Crossroads Constitution Limited Partnership	136	136	*
CSFB Fund Investments VII Holdings, L.P.	9,353	9,353	*
Cutler Oil & Gas Corporation	3,118	3,118	*
Cymi, Ltd.	3,897	3,897	*
Trustees of Dartmouth College	5,456	5,456	*
Diageo Pension Trust Limited	1,520	1,520	*
William S. Dietrich II Revocable Trust	3,118	3,118	*
DLJ Venture Partners A, L.P.	1,628	1,628	*
DLJ Venture Partners B, L.P.	2,269	2,269	*
Alfred I. duPont Trust	7,794	7,794	*
EFG Trust II	1,559	1,559	*
Emory University	23,382	23,382	*
Endowment Venture Partners V, L.P. By: Fairfield Partners 2000, its General Partner	31,177	31,177	*
JPMorganChase Bank, as Trustee for First Plaza Group Trust	19,485	19,485	*
FLAG Venture Partners IV, L.P.	35,074	35,074	*
Gerald R. Gallagher	1,559	1,559	*
HarbourVest Partners VI-Parallel Partnership Fund L.P.	1,461	1,461	*
HarbourVest Partners VI-Partnership Fund, L.P.	18,024	18,024	*
HarbourVest Partners VII — Venture Partnership Fund L.P.	3,897	3,897	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger	6,235	6,235	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger - 04/01/03	171	171	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger - 01/01/04	427	427	*
Hewlett-Packard Company Group Trust	7,794	7,794	*
HK Capital LLC	1,559	1,559	*
Horsley Bridge Netherlands VII, L.P.	11,691	11,691	*
Horsley Bridge VII, L.P.	46,765	46,765	*
Houston Police Officers Pension System	11,691	11,691	*
Houston Police Officers Pension System - 04/01/03	320	320	*
Houston Police Officers Pension System - 01/01/04	801	801	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager	3,897	3,897	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	107	107	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	267	267	*
Illinois Municipal Retirement Fund Master Trust	1,715	1,715	*
ING Pomona Private Equity Fund	2,161	2,161	*
International Business Machines Corporation	3,897	3,897	*
JDH Investors I, LLC	4,676	4,676	*
J.P. Morgan Pooled Corporate Finance Institutional Investors LLC	18,110	18,110	*
J.P. Morgan Pooled Corporate Finance Private Investors LLC	5,165	5,165	*
Ewing Marion Kauffman Foundation	5,456	5,456	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
John S. & James L. Knight Foundation	7,794	7,794	*
Lord Baltimore Venture Capital Partners, LLC	5,846	5,846	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager	3,897	3,897	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	107	107	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	267	267	*
Los Angeles County Employees Retirement Association	15,588	15,588	*
Mellon Trust of New England, N.A. as Trustee for the Lucent Techologies Inc. Master Pension Trust	66,250	66,250	*
The Lawrenceville School	2,339	2,339	*
Robert S. Mandra	779	779	*
The Markaz/Hamilton Lane Technology Fund, L.P.	1,559	1,559	*
Mathile Family Foundation	2,339	2,339	*
MejeanView LLC	779	779	*
MERS Investment Partnership, L.P.	3,897	3,897	*
Miami Corporation	9,353	9,353	*
Miami Partners, L.P.	390	390	*
State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System, and Michigan State Police Retirement System	27,280	27,280	*
Regents of the University of Michigan	7,794	7,794	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the Employees Retirement Income Plan Trust of Minnesota Mining and Manufacturing Company, (as directed by 3M Benefit Funds Investment), and not in its individual capacity	19,485	19,485	*
The Mohawk River Fund II L.P.	7,794	7,794	*
Montagu Newhall Global Partners, LP	2,339	2,339	*
Eileen M. More	779	779	*
Moussecapade, L.P.	7,794	7,794	*
Moussescale	3,897	3,897	*
The New Mexico State Investment Council Land Grant Permanent Fund	7,833	7,833	*
The New Mexico State Investment Council Severance Tax Permanent Fund	3,858	3,858	*
The Norinchukin Bank	23,382	23,382	*
Northeastern University	2,339	2,339	*
Northern Trust Corporation	3,507	3,507	*
Northern Trust Private Equity Fund, L.P.	2,339	2,339	*
Northwestern University	15,588	15,588	*
University of Notre Dame du Lac	3,897	3,897	*
Novell, Inc.	7,794	7,794	*
Old Westbury Global Private Equity Fund, LLC	7,794	7,794	*
Old Westbury Venture Capital Fund II, LLC	7,178	7,178	*
Sal Oppenheim Jr. & Cie. KGaA	5,456	5,456	*
Oppenheim Private Equity Holding Blocker GmbH	2,339	2,339	*
Pantheon International Participations PLC	1,949	1,949	*
Pantheon USA Fund IV, L.P.	8,846	8,846	*
Pantheon USA Fund V, L.P.	2,339	2,339	*
PEI Capital Partner II, L.P.	2,339	2,339	*
Lauer & Co. Agent for J.H. Pew Freedom Trust	1,091	1,091	*
Lauer & Co. Agent for J.N. Pew, Jr. Trust	546	546	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Lauer & Co. Agent for Mabel Pew Myrin Trust	701	701	*
Lauer & Co. Agent for The Medical Trust	312	312	*
Lauer & Co. Agent for Pew Memorial Trust	5,144	5,144	*
The Pfizer Foundation, Inc.	3,897	3,897	*
Master Trust between Pfizer Inc. and The Northern Trust Company	35,074	35,074	*
Pomona College	4,676	4,676	*
Pomona Partnership Holdings III, L.P.	1,527	1,527	*
Pomona Partnership Holdings III Portfolio, L.P.	8,004	8,004	*
Portfolio Advisors Private Equity Fund, L.P.	3,897	3,897	*
Private Equity Investor PLC	7,794	7,794	*
Private Equity Portfolio Fund III, LLC	6,235	6,235	*
Private Equity Portfolio Technology Fund, LLC	701	701	*
Ramsey Beirne Partners II, LLC	779	779	*
Rensselaer Polytechnic Institute	3,897	3,897	*
Riverwind Investment Pte Ltd	23,382	23,382	*
The Trustees of the Ronald Family Trust B	779	779	*
University of San Francisco	1,559	1,559	*
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the SBC Master Pension Trust as directed by Shott Capital Management, LLC and not in its individual capacity	15,588	15,588	*
Shea-Paul Ventures, LLC	7,794	7,794	*
The Board of Trustees of the
Leland Stanford Junior University	19,485	19,485	*
Stichting Pensioenfonds ABP	19,485	19,485	*
Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen	19,485	19,485	*
SunAmerica Investments, Inc.	7,249	7,249	*
SunAmerica Venture Fund 2000, L.P.	546	546	*
SVB Strategic Investors Fund, LP	7,794	7,794	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
TD Capital Private Equity Investors Partnership	4,460	4,460	*
TD Parallel Private Equity Investors Ltd.	3,335	3,335	*
Teacher Retirement System of Texas, a public pension fund and agency of the State of Texas	70,147	70,147	*
The Travelers Indemnity Company	2,599	2,599	*
The Travelers Insurance Company	1,298	1,298	*
United Gulf Investments Limited c/o Brown Brothers Harriman Trust Company (Cayman) Limited	3,897	3,897	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager	3,897	3,897	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	107	107	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	267	267	*
VenCap 6 Limited	3,897	3,897	*
VenCap 9 Limited	7,794	7,794	*
VCM Treuhand Beteiligungsverwaltung GmbH	11,691	11,691	*
Wachovia Investors, Inc.	3,897	3,897	*
Washington State Investment Board	77,943	77,943	*
University of Washington	4,676	4,676	*
Thomas Weisel Global Growth Partners (A), L.P.	3,317	3,317	*
Thomas Weisel Global Growth Partners (B), L.P.	10,323	10,323	*
The Wellcome Trust Limited, as Trustee of the Wellcome Trust	11,691	11,691	*
Worldwide Oak X Ltd.	1,559	1,559	*
Subtotal	1,247,064	1,247,064
Oak X Affiliates Fund, Limited Partnership(2)
557 Group	90	90	*
Sanjiv Ahuja	90	90	*
David Baylor	90	90	*
Birchwood Family Partnership	90	90	*
Peter and Fay Bisson	269	269	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
BNY Partners Fund II, LP.	1,211	1,211	*
Ronald F. Borelli	90	90	*
John Christopher Boyle and Amy Marie Boyle, Trustees of the Boyle Family Trust U/D/T dated September 3, 1998	448	448	*
Lawrence V. Calcano	224	224	*
Ricardo C. Calvillo	90	90	*
James A. Cannavino	224	224	*
Harry J. and Deborah A. Carr	224	224	*
Stacey B. Case Living Trust	224	224	*
Andrew Chase and Laura Chase ttees of the Chase 1991 Revocable Trust dtd 4/21/91	224	224	*
Yoon Jung Choi	90	90	*
Matthew L. Clark	90	90	*
Charles Cotton	90	90	*
Paul Lewis Davies III	448	448	*
De Geus — John Family Trust u/a DTD Sept 8, 1999	224	224	*
Steven J. Dietz	90	90	*
Diner P-3 Level One Limited Partnership	448	448	*
Dixon & Carol Doll Family Trust	358	358	*
Frank M. Dunlevy	269	269	*
Emerson Street Ventures	179	179	*
Equity Information Corporation Profit Sharing Plan	90	90	*
ESG INV 2001 LLC	90	90	*
FHP OXA, LLC a Nevada Limited
Liability Company	269	269	*
Jesse M. Fink	448	448	*
Fortenbaugh — Lee Ventures, LLC	224	224	*
The Glenrock Group LLC	224	224	*
Richard B. Gold	90	90	*
Robert Goodman	224	224	*
Hatch Graham	90	90	*
GRBF (Jersey) Limited	179	179	*
Greenfield Family Limited Partnership	448	448	*
Randall A. Hack	90	90	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Robert C. Hagerty & Deanna Hagerty as Co-Trustees of The Hagerty
Living Trust dated May 14, 1999	135	135	*
B. Kipling & Mary Ann Hagopian TTEES udt 3/25/88	448	448	*
Michael J. Herling	90	90	*
Basil Horangic	90	90	*
Thomas S. Huseby	90	90	*
Rupin and Pragna Javeri	90	90	*
John H. Johnson	135	135	*
Jones Living Trust	269	269	*
Chiiming Kao	90	90	*
John D. Karcher	448	448	*
Robert W. and Laurie Kitts	90	90	*
Michael R. Kourey and Michele M. Kourey as co-trustees of the Kourey Living Trust dated 1/3/97	135	135	*
Lanza Family Trust UA 11/2/82	66	66	*
Steven E. Lebow	269	269	*
Lewis & Stephanie Holdings Limited Partnership	135	135	*
Richard T. Liebhaber	90	90	*
Stephen J. Luczo	90	90	*
Jerome C. Marcus	269	269	*
MBF Investments, LLC	90	90	*
McEvoy-Worsencroft Family Trust U/A/D 7/29/94	269	269	*
Mejean Corporation	448	448	*
Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust U/D/T Dated September 13, 1989 as amended	448	448	*
J. Sanford Miller	448	448	*
Matthew D. Miller	135	135	*
Eileen M. More	448	448	*
Rowland T. Moriarty	90	90	*
William F. Murdy	90	90	*
Murphy Family Trust dated 2/17/2000	44	44	*
Arthur Richard Newton and Petra Michel, Trustees, Newton/Michel Family Trust, Dated July 16, 2002	135	135	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
O’Brien Family Trust	90	90	*
The Samuel J. and Sandra S. Parker Family Trust dated 9/10/82	179	179	*
Caitlin Pincus	269	269	*
The Price Trust utd 10/5/84	269	269	*
Providence Investment Company Limited	448	448	*
QIP II, LLC	179	179	*
Kristin and Kurt Rauschenbach	179	179	*
Douglas O. Reudink	90	90	*
Dave Schaeffer	90	90	*
David and Tracey Scheer	90	90	*
Phyllis Schwartz	21	21	*
Andrew B. Sessions and Rachelle K. Sessions, Trustees w/a/d 1/28/97	135	135	*
Ajit Shah	135	135	*
Nicholas H. Shelness & Maggi Allan	90	90	*
Roderick W. Shepard	269	269	*
The Simonian Living Trust	21	21	*
David R.A. Steadman	135	135	*
Thomas Stemberg Revocable Trust	224	224	*
Steve and Diana Strandberg	179	179	*
J. Leland Strange	179	179	*
Parviz Tayebati	448	448	*
Teton Ventures, LLC	179	179	*
TW Trust	90	90	*
TWP Oak X Investors LLC	179	179	*
Alex Vieux	224	224	*
Andrew M. Vought	269	269	*
John Wallace	135	135	*
James Wei	135	135	*
Alan L. Wurtzel Revocable Trust	179	179	*
Yarmouth Trust	448	448	*
Zisman Equities Group, LP	448	448	*
Subtotal	20,019	20,019
TOTAL	1,267,083	1,267,083

*	Indicates beneficial ownership of less than 1.0% of the Company’s outstanding common stock.

(1)	Based on the Company’s review of filings with the Securities and Exchange Commission and other information available to the Company, the Company is not aware of any shares beneficially owned by the selling stockholders except as reflected in the table above.

(2)	As of April 2, 2004, Oak Investment Partners X, Limited Partnership and Oak X Affiliates Fund, Limited Partnership have distributed to their limited partners 1,247,064 shares and 20,019 shares, respectively, of the Company’s common stock obtained through the conversion of the Company’s series A convertible preferred stock.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 33 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Supplement is April 2, 2004